UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2018

NATIONAL HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

     200 Vesey Street, 25th Floor, New York, NY 10281

 (Address, including zip code, of principal executive offices)

(212) 417-8000

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

 Item 5.07           Submission of Matters to a Vote of Security Holders.

On February 8, 2018, National Holdings Corporation (the “Company”) held its Annual Meeting of Stockholders. There were 12,437,916 shares of common stock outstanding and eligible to be voted at the meeting. There were 9,344,373 shares of common stock voted in person or by proxy. The following matters were voted upon:

1.

A proposal to elect two (2) Class I directors to serve until the 2021 Annual Meeting of Stockholders, or until each of their successors is elected and qualified or until their death, resignation or removal. The nominees, Robert B. Fagenson and Michael E. Singer, were elected to serve as Class I directors. The results of the voting were as follows:

Nominee	Votes For	Votes Withheld	Non Votes
Robert B. Fagenson	9,327,703	16,670	0
Michael E. Singer	9,328,753	15,620	0

2.

A proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Non Votes
9,336,733	3,419	4,221	0

3.

A proposal to amend the National Holdings Corporation 2013 Omnibus Incentive Plan by authorizing the issuance of an additional 2,500,000 shares of common stock, and extending the expiration of the Plan by three years until 2021. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Non Votes
9,208,132	128,479	7,762	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOLDINGS CORPORATION
(Registrant)

Date: February 9, 2018	By:	/s/ Michael Mullen
Michael Mullen
Chief Executive Officer